                                                                 Exhibit 99(D)30

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about what action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser authorised under the Financial Services Act 1986 or from another appropriate authorised independent financial adviser.

This Form of Election should be read in conjunction with the offer document addressed to the holders of Sema Shares dated 21 February 2001 (the Offer Document) and the letter from Schlumberger Investments and Sema plc (Sema) accompanying this Form (the Letter). The definitions used in the Offer Document and the Letter apply in this Form of Election save where the context otherwise requires.

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                               FORM OF ELECTION

Proposals to UK tax resident holders of options granted before 15 October 1998 under the Sema Group plc 1994 Executive Share Option Scheme (the Executive Scheme).

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Once completed this Form of Election should be returned to the Company
Secretarial Department at Sema plc, 233 High Holborn, London WC1V 7DJ. In order for this Form of Election to be effective, it must be received no later than 5.00 p.m. on 14 May 2001.

IF YOU WISH TO USE THE NATWEST FINANCE FACILITY, PLEASE COMPLETE THE FINANCE AND ACCEPTANCE FACILITIES FORM. DO NOT COMPLETE THIS FORM OF ELECTION.

To: Sema plc
Schlumberger Investments
Computershare Services PLC

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1. WHICH OFFER DO YOU ELECT TO ACCEPT FOR EACH OF YOUR OPTION(S)

                                       BOX A           BOX B
                  Exercise Price* Accept the Cash   Exercise my
                        per        Cancellation      option and
  Date of Grant     Sema Share         Offer      accept the Offer
  -------------   --------------- --------------- ----------------
  27 April 1994        99.54p+     [__________]     [__________]
  5 March 1996         142.48p     [__________]     [__________]
  5 March 1996        142.48p+     [__________]     [__________]
  6 May 1997         306.875p+     [__________]     [__________]
  14 October 1998         480p     [__________]     [__________]
  14 October 1998        480p+     [__________]     [__________]

  * options granted prior to 14 October 1998 were subject to an adjustment. The exercise price set out above is the adjusted price.
  +  indicates unapproved options.

By ticking Box A, I irrevocably elect to accept the Cash Cancellation Offer on the terms set out in the Letter and this Form.

By ticking Box B, I irrevocably elect to exercise my option(s) as indicated in respect of the Sema Shares available to me and to accept the Offer in respect of the Sema Shares I thereby acquire.

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2. IF YOU TICKED BOX B, HOW DO YOU WANT TO PAY FOR THE EXERCISE OF YOUR
   OPTIONS?

  (Complete Box C only if you ticked Box B in Part 1)

                                                                    BOX C

  I enclose a cheque payable to Sema plc for the full            [__________]
  exercise cost of the options.

  (Tick Box C)

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                                       2

3. IF YOU TICKED BOX B IN RESPECT OF THE SEMA SHARES ACQUIRED ON EXERCISE OF YOUR OPTION(S), DO YOU WANT TO RECEIVE THE PROCEEDS FROM YOUR ACCEPTANCE OF THE OFFER IN US DOLLARS? (COMPLETE BOX D, BUT ONLY IF YOU TICKED BOX B IN
   PART 1.)

                                                                    BOX D

  Please put YES in Box D to receive all of the cash due         [_________]
  to you (net of deductions for tax) from acceptance of the Offer in respect of your Sema Shares acquired on exercise of your option(s) in US dollars instead of pounds sterling.

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4.I HEREBY:

(a) confirm that the elections which I have made in this Form of Election are irrevocable;

(b) warrant that each option in respect of which I have elected above is valid and subsisting and free from all liens, charges and encumbrances of any nature whatsoever, and acknowledge that any option certificate in respect of such option shall become void once the Sema Shares subject to that option have been acquired pursuant to my elections in this Form of Election;

(c) irrevocably authorise any director or officer of Sema or Schlumberger Investments or any agent of such person as my attorney on my behalf to do all acts and things and to execute any document as may be necessary or desirable to give effect to the elections and acceptances I have made above, and I hereby undertake to execute any further assurances that may be required in connection with such elections and acceptances;

(d) confirm that all powers of attorney and authorities on the terms conferred by this Form of Election are given by way of security for the performance of my obligations and irrevocable in accordance with Section 4 of the Powers of Attorney Act 1971;

(e) undertake to confirm and ratify any action properly or lawfully taken on my behalf by any attorney appointed by or pursuant to this Form of Election;

(f) accept that the option certificates issued in respect of the options granted to me in relation to which I have made elections and acceptances under this form are cancelled; and

(g) confirm that I have read and agree to the Terms and Conditions attached to this Form of Election and that I have received the Offer Document and the Letter.

Executed as a deed by the option holder:  To be completed by witness (the witness must be over 18 years of age and not the option
                                          holder's spouse)
Name of option holder                     Name of Witness
(print): _________________________________(print):_____________________________________
Signature: _______________________________Signature:___________________________________
Date: ____________________________________Date:________________________________________
Address: _________________________________Address:_____________________________________
________________________________________________________________________________________
________________________________________________________________________________________

Your signature on this Form of Election must be witnessed because English law requires you to execute this Form of Election as a deed to give effect to certain instructions in the Form.

TERMS AND CONDITIONS

1. The delivery of this Form of Election duly signed may, if Schlumberger Investments determines it appropriate, be as effective as if it were duly completed and received notwithstanding that it is not completed or received strictly in accordance with the Form of Election, the instructions and these Terms and Conditions.

2. If you incorrectly place a tick against any option which you do not hold, that instruction will be ignored, but your remaining instructions may be actioned.

3. By completing Box A in respect of a particular option you irrevocably:

  (a) release that option over Sema Shares; and

  (b) accept the Cash Cancellation Offer on the terms set out in the Letter and authorise Schlumberger Investments to procure the payment to you of the appropriate sum after deducting the appropriate amount of income tax through the payroll system.

4. By completing Box B in respect of a particular option you irrevocably:

  (a) elect to exercise that option;

  (b) accept the Offer in respect of the Sema Shares allotted to you on the exercise of that option;

  (c) authorise each of Sema and Schlumberger Investments, jointly and severally, any director or officer of Sema and Schlumberger Investments, or any agent of such person as your attorney to execute on your behalf a Form of Acceptance of the Offer, and a form of transfer in favour of the Offeror in respect of those Sema Shares, and you are thereby deemed to give the various warranties, representations, agreements, undertakings and authorities set out in Parts A and B of Appendix I of the Offer Document;

  (d) authorise Sema to procure the registration of the transfer of those Sema Shares and the delivery of a certificate in respect of those Sema Shares to Schlumberger Investments or as it may direct;

  (e) authorise Sema or Schlumberger Investments or Computershare Services PLC, or any of their agents, to deduct from the cash consideration due to you under the Offer such amount as is necessary to repay any amounts due under the Financing Facility and/or to discharge any PAYE liability which arises as a result of the exercise of the option and account for the sum to the appropriate authorities; and

  (f) authorise Schlumberger Investments or Computershare Services PLC to send to you or procure the sending to you of a cheque in respect of any cash due to you (less PAYE) at the address you have shown on this Form of Election and at your risk.

5. By ticking Box C, you irrevocably warrant that any cheque for the amount due on exercise of that option will, when presented, be honoured on first presentation.

6. By completing Box D you irrevocably elect to receive US dollars instead of pounds sterling on the terms set out in paragraph 11 of part B of Appendix 1 to the Offer Document in respect of all of the cash proceeds due to you (net of deductions for PAYE) to which you are entitled from acceptance of the Offer in respect of the Sema Shares acquired on exercise of your option(s). I accept that any fluctuation in the US dollar / pound sterling exchange will be at my risk.

7. The Letter and Form of Election shall be governed by, and construed in accordance with, English law.

8. Accidental omission to despatch this document or the Letter to, or any failure to receive the same by, any person to whom the proposals are made or should be made shall not invalidate the proposals in any way.


                   Printed by RR Donnelley Financial, 67636